Dewmar International BMC, Inc.

Profit & Loss Statement

For the Year Ended December 31, 2014

UNAUDITED

Dewmar
International
Consolidated

Revenue, net	$4,130,950

Cost of goods sold	155,989

Gross profit	$3,974,961

Operating expenses
Occupancy and related expenses	$33,144
Marketing and advertising	36,085
General and administrative expenses	1,437,494
Contract labor	116,647
Total operating expenses	$1,623,370

Profit (Loss) from operations	$2,351,591

Other income (expenses)
Interest expense	$(49,451)
Gain (loss) on derivative liability	(256,185)
Loss on settlement of accounts payable	-
Loss on extinguishment of debt	-
Total other expenses	$(305,636)

Net Income	$2,045,955